Exhibit 99.1

Midwest Gaming

Holdings, LLC and

Subsidiaries

Consolidated Financial Statements as of and for the

Year Ended December 31, 2018, and Independent

Auditors’ Report

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

CONSOLIDATED FINANCIAL STATEMENT AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2018:

Consolidated Balance Sheet	3

Consolidated Statement of Operations	4

Consolidated Statement of Changes in Members’ Deficit	5

Consolidated Statement of Cash Flows	6–7

Notes to Consolidated Financial Statements	8–21

Deloitte & Touche LLP 701 Poydras Street, Suite 4200 New Orleans, LA 70139-7704 USA Tel: +1 504 581 2727 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Member of

Midwest Gaming Holdings, LLC and Subsidiaries

Chicago, Illinois

We have audited the accompanying consolidated financial statements of Midwest Gaming Holdings, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Midwest Gaming Holdings, LLC and its subsidiaries as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

April 30, 2019

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2018

(Amounts in thousands)

2018
ASSETS

CURRENT ASSETS:
Cash	$25,548
Accounts receivable—net of allowance for doubtful accounts of $463 as of December 31, 2018	6,058
Prepaid expenses and other current assets	3,666

Total current assets	35,272

PROPERTY AND EQUIPMENT:
Land and improvements	44,159
Building and improvements	120,343
Furniture, fixtures and equipment	55,957
Construction in progress	2,546

223,005
Accumulated depreciation	(74,497)

Total property and equipment—net	148,508

INTANGIBLE ASSET	129,043

TOTAL ASSETS	$312,823

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$4,294
Accrued payroll and related	7,496
Accrued expenses—other	11,932
Accrued gaming tax expense	3,439
Due to related parties	3,292
Notes payable—current	39,873

Total current liabilities	70,326

INTEREST RATE SWAP LIABILITY	72

NOTES PAYABLE—Long term	446,737

Total liabilities	517,135

COMMITMENTS AND CONTINGENCIES (Note 6)

MEMBERS’ DEFICIT	(204,312)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$312,823

See notes to consolidated financial statements.

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Amounts in thousands)

2018
OPERATING REVENUES:
Casino	$441,064
Food and beverage	33,227
Other	7,974

Total gross revenues	482,265

Promotional allowances	(35,718)

Total net revenues	446,547

OPERATING EXPENSES:
Gaming and admissions taxes	195,448
Casino	53,715
Food and beverage	16,797
Marketing	19,109
General and administrative	16,305
Facilities	17,627
Related party	11,724
Depreciation	6,283

Total operating expenses	337,008

INCOME FROM OPERATIONS	109,539

OTHER EXPENSES:
Change in value of interest rate swap agreement	(3,342)
Interest and financing costs	(25,239)

Other expenses—net	(28,581)

NET INCOME	$80,958

See notes to consolidated financial statements.

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2018

(Amounts in thousands)

2018
BALANCE—Beginning of year	$(250,170)

Distributions	(35,100)

Net income	80,958

BALANCE—End of year	$(204,312)

See notes to consolidated financial statements.

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Amounts in thousands)

2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$80,958
Adjustments to reconcile net income to net cash provided by operating activities:
Change in value of interest rate swap	3,342
Depreciation	6,283
Amortization of loan costs	2,606
Provision for bad debts	206
Loss (gain) on asset disposal	8
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(673)
Due to related parties	74
Accounts payable and other liabilities	1,548

Net cash provided by operating activities	94,352

CASH FLOWS FROM INVESTING ACTIVITIES—Purchases of property and equipment	(3,105)

Net cash used in investing activities	(3,105)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on credit facility—revolver	(27,000)
Proceeds from credit facility—revolver	13,000
Distributions	(35,100)
Principal payments on credit facility—term loan	(40,298)
Principal payments on vendor financing	(373)
Payment of financing fees	(15)

Net cash used in financing activities	(89,786)

INCREASE IN CASH	1,461

CASH:
Beginning of year	24,087

End of year	$25,548

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Amounts in thousands)

2018
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Noncash investing activities—change in construction in progress accrual	$185

Noncash financing activities—cash paid for interest—net of amounts capitalized	$24,059

Noncash financing activities—increase in property and equipment due to vendor financing	$995

See notes to consolidated financial statements.

MIDWEST GAMING HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2018

1.	ORGANIZATION

On September 30, 2009, High Plaines Gaming, LLC (High Plaines) formed Midwest Gaming Holdings, LLC (Holdings or collectively the Company) with High Plaines as Holdings’ sole member. Midwest Gaming Borrower, LLC (Borrower), a Delaware limited liability company, was formed on September 30, 2009, by its sole member, Holdings, to obtain financing for the Casino (defined below). On October 6, 2009, CVG Chicago Gaming, LLC (Clairvest), a Delaware limited liability company, was admitted as a member of the Company.

Midwest Gaming & Entertainment, LLC (MG&E), a Delaware limited liability company, was formed on August 14, 2002 by its original members (Original Members) to develop, own and operate a casino in Des Plaines, Illinois (Casino) later named Rivers Casino. On October 13, 2008, the Original Members contributed 100 percent of their interest in MG&E to High Plaines in exchange from 100 percent of the membership interest in High Plaines. On September 30, 2009, High Plaines assigned its interest in MG&E to the Company. Accordingly, the Company owns 100 percent of Borrower and Borrower effectively owns 100 percent of MG&E.

During July 2011, the Company issued membership interests to Casino Investors LLC (Casino Investors), a Delaware limited liability company, while simultaneously partially redeeming membership interests from High Plaines and Clairvest. High Plaines, Clairvest, and Casino Investors, LLC own approximately 43%, 40%, and 17% of the common membership units of the Company, respectively, as of December 31, 2018.

On September 6, 2013, Holdings formed Midwest Gaming Mezzanine, L.P. (Mezzanine LP) and Midwest Gaming Mezzanine, GP, LLC, (Mezzanine GP) and subsequently transferred 0.1% and 99.9% of its ownership interests in Borrower to Mezzanine GP and Mezzanine LP, respectively. In addition to its ownership in Borrower, Mezzanine LP also owns 100% of Mezzanine GP. Neither Mezzanine LP nor Mezzanine GP have significant revenue, operations, or assets, other than their investments in Borrower.

Pursuant to the Company’s limited liability agreement, profits, losses and distributions are to be ultimately allocated entirely to its owners based on specific provisions within the agreement. The members of Holdings are High Plaines , Clairvest, and Casino Investors, LLC. The Company consolidates all of the activities of itself, Mezzanine LP, Mezzanine GP, MG&E, Midwest Gaming Finance Corp., and Devon Parcel, LLC. Mezzanine LP, Mezzanine GP, Midwest Gaming Finance Corp., and Devon Parcel, LLC maintain immaterial activities or operations.

On March 5, 2019, Holdings recapitalized all of its classes of ownership including junior preferred units, incentive units and common units to a single class of units and resulting in a single class of common ownership for Clairvest, High Plaines and Casino Investors of 30.0%, 56.4%, and 13.6%, respectively. Immediately after the recapitalization, Churchill Downs Incorporated (CDI) through its affiliate HCRH, LLC (HCRH) acquired all of the Clairvest ownership interests owned through CVG Chicago Gaming, LLC and 12.0% collectively of High Plaines and Casino Investors ownership interest for total direct and indirect HCRH ownership of 42.0% for approximately $404.5 million.

On March 6, 2019, Borrower refinanced its debt and together with available cash, Holdings consummated a redemption transaction whereupon Holdings distributed approximately $303.1 million to High Plaines and Casino Investors and redeemed pro rata amounts of High Plaines and Casino Investors ownership. The resulting ownership subsequent to both the acquisition and redemption for the remaining owners HCRH, High Plaines, and Casino Investors is approximately 61.3%, 36.0%, and 2.7%, respectively. In conjunction with these transactions, the operating agreements for MG&E, Borrower, Mezzanine LP, Mezzanine GP, and Holdings were amended and restated.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The effect of all intercompany balances and transactions has been eliminated during consolidation. In preparing financial statements in conformity with GAAP, management of the Company makes estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially or otherwise from these estimates and assumptions.

Cash—Cash is safeguarded at the casino for both operating and regulatory requirements and held at one financial institution in non-investment accounts. Management believes that the Company is not exposed to any significant credit risk on cash.

Prepaid Expenses and Other Current Assets—Prepaid expenses and other current assets as of December 31, 2018 consist primarily of prepaid expenses of $2.8 million and inventories of $0.8 million. Prepaid expenses consist primarily of short-term prepayments of insurance, utility and maintenance services with payment terms of one year or less. Inventories, consisting of food and beverage, retail merchandise and operating supplies, are stated at the lower of cost or market. Cost is determined primarily by the average cost method for food and beverage and operating supplies and the retail inventory or specific identification methods for retail merchandise.

Accounts Receivable—Accounts receivable consist primarily of markers and other receivables, net of allowance for doubtful accounts.

Allowance for Doubtful Accounts—The Company reserves an estimated amount of receivables that may not be collected. As with many estimates, management must make judgments about potential actions by third parties in establishing and evaluating the allowance for doubtful accounts.

Property and Equipment—Buildings and equipment are stated at cost less accumulated depreciation. Land, buildings, and equipment, and costs of improvements to the land, buildings and equipment which increase the value or extend the useful lives of the assets are capitalized. Costs of major improvements, including interest expense incurred during the construction phase, are capitalized for qualifying expenditures, while costs of normal repairs and maintenance are charged to expense as incurred. Costs incurred on real estate for property tax and insurance were capitalized during the periods in which activities necessary to get the property ready for its intended use were in progress. Included in furniture, fixtures and equipment is the Company’s base stock for china, linen and uniforms which is recorded at cost and depreciated over the useful life of the asset. Subsequent purchases of base stock are expensed.

Buildings and improvements, furniture and fixtures, and equipment are generally depreciated over the following estimated useful lives on a straight-line basis as follows:

Buildings and improvements	20–40 years
Furniture, fixtures and equipment	3–7 years

Construction in Progress—The Company capitalizes direct and indirect construction and development costs, including interest, property taxes, insurance and other costs directly related and essential to the acquisition, development or construction of the Casino and other assets.

Intangible Asset—The Company accounts for its gaming license as an indefinite-lived intangible asset in accordance with the provision of the Goodwill and Other Intangible Assets section of the Financial Accounting Standards Board (FASB) Accounting Standards Codification.

Under the provisions, intangible assets are reviewed for impairment as of December 31 of each year or whenever events or circumstances indicate the carrying amount may not be recoverable. No impairment losses with respect to intangible assets have been recorded during any of the periods presented on the accompanying consolidated statement of operations. Intangible assets represent the cost of obtaining the Illinois gaming license and directly related costs (Note 3).

Deferred Financing Costs—The costs of issuing long-term debt are recorded as a reduction to long term debt and amortized as interest expense utilizing the effective interest method over the lives of the related debt (Note 5).

Derivative Instruments and Hedging Activities—The Company uses derivative financial instruments to manage interest rate risk associated with its variable rate borrowing. Derivative financial instruments are intended to reduce the Company’s exposure to variable interest rate risk. The Company’s derivatives are recognized as assets or liabilities in the accompanying consolidated balance sheet and are recorded at fair value. The Company does not enter into derivatives for speculative or trading purposes. The Company did not designate its derivatives as a hedging instruments, therefore for the year ended December 31, 2018, the change in fair value of the derivatives is reported in current earnings (other expense) (Note 5).

Distributions—Distributions to Holdings’ members are made periodically and are permitted subject to certain restrictions delineated in the 2016 Revolving Credit and Term Loan Agreement (Notes 5 and 7).

Revenue Recognition and Promotional Allowances—The Company recognizes gaming revenue as the net win from gaming activities, which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of the customer contributed portion of progressive slot jackpots. Revenues for food, beverage, and retail are recognized at the time the related service or sale is performed or made.

The retail value of food and beverage, and other services including complimentary wagers provided on a complimentary basis to customers is included in gross revenue and then deducted as promotional allowances. Other than gaming taxes applicable to complimentary wagers, there are no other significant incremental operating costs related to complimentary wagers.

Amounts included in promotional allowances in the accompanying consolidated statement of operations were as follows (in thousands):

2018
Food and beverage	$14,815
Other	20,903

Total	$35,718

The estimated cost of providing such promotional allowances included in casino expenses is as follows (in thousands):

2018
Food and beverage	$13,807
Other	1,019

Total	$14,826

Point-Loyalty Program—In the Company’s point-loyalty program, customers can earn points based on their slot and table play. Points can be redeemed for complimentary food at the venues located at the Casino, complimentary wagers, or for specific catalog products provided by an outside vendor. The Company records a liability based on the points earned times the estimated cost to the Company of providing the complimentary food, wagers or products, and records a corresponding reduction to gaming revenue. Customers’ overall level of table games and slot play is also tracked and used by management in awarding discretionary complimentaries, such as free unaffiliated hotel rooms, food and beverage and other services, and for which no accrual is recorded. As of December 31, 2018, the Company’s liability for the point-loyalty program was $1.0 million, and is included in accrued expenses—other in the accompanying consolidated balance sheet.

Advertising Costs—Advertising costs are expensed as incurred. Marketing expenses include advertising costs of $5.7 million for the year ended December 31, 2018.

Gaming and Admissions Taxes—The Company pays Illinois state gaming taxes based on adjusted gross receipts on an annual graduated rate ranging from 15% to 50%. The tax rate is capped at 50% on all adjusted gross receipts of $200.0 million or more and is reset on January 1st of each calendar year.

The Company pays Illinois state admissions tax of three dollars for each customer who enters the Casino.

The Company pays Cook County annual tax of $1,000 per gambling machine. The Cook County tax is paid in advance of the start of the tax year beginning August 1st. In July of 2018, the Company paid approximately $1.0 million for taxes due for amounts owed for the period August 2018 to July 2019. As of December 31, 2018, approximately $0.6 million are included in prepaid expenses and other current assets in the accompanying consolidated balance sheet.

Income Taxes—The Company is not subject to federal or state income tax because it is treated as a flow through entity. The Company’s income and losses are allocated to High Plaines, Clairvest, and Casino Investors.

Impairment of Long-Lived Assets—Property and equipment is evaluated for impairment in accordance with FASB Accounting Standards Codification Section 360. Assets to be disposed of are recorded at the lower of their carrying value or fair market value less costs of disposal. Fair market value for assets to be disposed of is generally estimated based on comparable asset sales, solicited offers, or a discounted cash flow model.

Assets to be held and used are reviewed for impairment whenever indicators of impairment exist. If an indicator of impairment exists, the estimated future undiscounted cash flows of the asset are compared to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is measured based on fair value compared to carrying value, with fair value typically based on comparable asset sales, solicited offers, or a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs. No impairment losses have been recorded for the year ended December 31, 2018.

Risks and Uncertainties—The Company’s sole operations are located in Des Plaines, Illinois, and are subject to the regulatory and economic risks of the region. Consumer gaming at casino properties such as the Casino is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, fears of war and future acts of terrorism, and weather can significantly impact the Company’s operations. Furthermore, state and federal authorities may also decide in the future to issue additional gaming licenses, change gaming tax rates, or allow expansion of gaming positions at casinos, racetracks or other facilities within the market. Further, these authorities may impose new regulations on the Company or revoke or suspend certain activities associated with the gaming license. This expansion may occur because of changes in the law in Illinois, or in nearby states such as Indiana or Wisconsin. State and federal authorities may also decide to expand other gaming activities, such as lotteries, horseracing, or internet gaming. Furthermore, Cook County could impose additional taxes on gaming equipment or otherwise and/or modify the tax rate of the slot machine tax previously described.

Recent Accounting Pronouncements—In May 2014, the FASB issued Accounting Standards Update 2014-09 (ASU 2014-09), Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” In applying the revenue model to contracts within its scope, an entity:

•	Identifies the contract(s) with a customer (step 1)

•	Identifies the performance obligations in the contract (step 2)

•	Determines the transaction price (step 3)

•	Allocates the transaction price to the performance obligations in the contract (step 4)

•	Recognizes revenue when (or as) the entity satisfies a performance obligation (step 5)

Subsequent to the issuance of ASU 2014-09, various ASU amendments to the revenue guidance have been issued. These updates address 1) Principal versus Agent Considerations (Reporting Revenue Gross versus Net); 2) Identifying Performance Obligations and Licensing; 3) Rescission of Certain SEC Staff Observer Comments upon Adoption of Topic 606; and 4) Narrow-Scope Improvements and Practical Expedients. ASU 2014-09 and the subsequent amendments are referred to as the “Revenue Standard” herein. The Revenue Standard is effective for the Company on January 1, 2019, and must be adopted by applying either a full retrospective approach for all periods presented in the period of adoption or a modified retrospective approach with the cumulative effect of initially applying the guidance recognized at the date of initial application. The Company will adopt the Revenue Standard by following the full retrospective approach. The Company is finalizing its assessment of the effects of the Revenue Standard on the consolidated financial statements and will begin reporting under the new guidance beginning January 1, 2019.

As a result of the Revenue Standard, the historical income statement presentation, which reflects revenues gross for goods and services provided to the Company’s customers as an incentive with an offsetting reduction for promotional allowances to derive net revenues, is no longer allowed. Under the new guidance, revenues are allocated among the departmental classifications based on the relative standalone selling prices of the goods and services provided to the customer. While the amount of net revenues is not changed, this methodology results in a reduction of the Company’s reported departmental revenues by an aggregate amount equivalent to the Company’s reported promotional allowance revenues. The majority of this adjustment will be applied to the Company’s gaming revenues.

The accounting for the Company’s frequent player program is also impacted. Historically, the points earned under these programs were valued based on the estimated cost of redemption. Under the new guidance, the Company will account for the point program under a deferred revenue model. The impact of this change in accounting is not expected to be material to any annual accounting period.

In February 2016, the FASB issued ASU 2016-02 (ASU 2016-02), Leases, which requires lease obligations to be recognized on the balance sheet. ASU 2016-02 is effective for the year beginning January 1, 2020. In July 2018, the FASB issued ASU 2018-11 (ASU 2018-11), Leases - Targeted Improvements, as an update to the previously issued guidance. This update added a transition option which allows for the recognition of a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption without recasting the financial statements in periods prior to adoption. Management has not yet determined the impact that implementation of ASU 2016-02 or ASU 2018-11 will have on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01 (ASU 2016-01), Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. ASU 2016-01 is effective for fiscal years beginning after December 15, 2018. Early adoption of this ASU is not permitted. However, early application entities that are not public business entities with respect to the following two amendments included within the standard is permitted. One amendment includes the separate recognition of requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Effective January 1, 2018, the Company early adopted the amendment related to the elimination of the fair value disclosure of financial instruments measured at amortized cost, which resulted in the fair value of debt no longer being disclosed in the notes to the consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15 (ASU 2016-15), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which amends ASC 230 to add or clarify guidance on the classification of certain specific types of cash receipts in the statement of cash flows with the intent of reducing diversity in practice. Updates relate to the following types of cash receipts: Debt prepayments of extinguishment cost, settlement of zero-coupon debt, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, distributions received from equity method investees, and beneficial interests in securitization transactions. This new guidance is effective for the Company beginning January 1, 2019. Management does not expect the implementation of ASU 2016-15 to have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13 (ASU 2018-13), Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, to improve the effectiveness of the footnote disclosures. ASU 2018-13 is effective for the Company for the year beginning January 1, 2020, with early adoption permitted for any eliminated or modified disclosures. Management has not yet determined the impact, if any, that implementation of ASU 2018-13 will have on the Company’s consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations. Because of the tentative and preliminary nature of such proposed standards, the Company has not yet determined the effect, if any, that the implementation of such proposed standards would have on its consolidated financial statements.

3.	GAMING LICENSE AND REGULATIONS

On February 10, 2010, the Illinois Gaming Board (IGB) made a finding of preliminary suitability for MG&E and its principals. Accordingly, MG&E was awarded the right to construct, develop and equip a casino in Des Plaines, Illinois as a result of a competitive auction process during which MG&E bid $125.0 million for the casino license. On July 14, 2011, the IGB issued MG&E a temporary operating permit which allowed MG&E to open to the public. On August 24, 2011, MG&E received its gaming license from the IGB. The IGB renewed the Casino’s gaming license on August 30, 2016 for a period of four years.

4.	ACCRUED EXPENSES—OTHER

As of December 31, 2018, accrued expenses—other consisted of the following (in thousands):

2018
Property taxes	$7,107
Gaming expenses	3,173
Other	1,652

Total	$11,932

5.	FINANCING ARRANGEMENTS

Long-Term Debt—As of December 31, 2018, long-term debt consisted of the following (in thousands):

2018
Revolving credit and term loan facility	$492,452
Vendor note payable	622
Less—deferred financing costs	(6,464)

Total carrying amount	486,610

Less—current maturities	(39,873)

Total	$446,737

2016 Revolving Credit and Term Loan Agreement—On December 15, 2016, Borrower entered into a first lien Revolving Credit and Term Loan Agreement (2016 Revolving Credit and Term Loan Agreement) which consists of a term loan in the amount of $525.0 million and $90.0 million in revolving credit commitments (of which $75.0 million was drawn at closing) to refinance previous debt, make a $270.0 million distribution to Holdings, and pay related financing costs. The 2016 Revolving Credit and Term Loan Agreement bears interest at LIBOR plus a variable applicable margin per annum, ranging from 2.00% to 3.25%, or the Alternate Base Rate plus a variable applicable margin per annum. As of December 31, 2018, the rate was LIBOR plus 2.25% for a total interest rate of 4.719%. The 2016 Revolving Credit and Term Loan Agreement is secured by substantially all of the assets of the Casino and Borrower is required to make quarterly payments on the term loan of $6.6 million through December 31, 2018, $9.8 million from January 1, 2019 through June 30, 2021, $23.0 million on September 30, 2021, and the remainder due upon maturity on December 15, 2021. There was no required prepayment for the year ended December 31, 2018. As of December 31, 2018, amounts outstanding under the term loan and revolving credit commitments total $458.5 million.

Vendor Note Payable— MG&E entered into a two year note with a vendor in the amount of $1.0 million in March 2018 to purchase certain equipment. The note does not bear interest and is payable in equal monthly installments. The note is secured by the purchased equipment.

Interest Rate Swap Agreements—Borrower is a party to interest rate swap agreements associated with its variable rate debt outstanding under the 2016 Revolving Credit and Term Loan Agreement as of December 31, 2018, which consists of the following interest rate swap agreements (in millions):

National Amount	Trade Date	End Date of Swap	Total Swap Rate	Fair Market Value 2018
$50	12/19/2016	12/31/2020	1.77%	$0.70
35	12/19/2016	12/31/2020	1.77	0.49
30	12/19/2016	12/31/2020	1.77	0.42
25	12/19/2016	12/31/2018	1.32	0.00
80	12/22/2016	12/31/2020	1.78	1.09
20	12/22/2016	12/31/2018	1.31	0.00
75	1/5/2017	12/31/2020	1.63	1.24
30	3/22/2017	3/31/2021	1.81	0.43
50	3/22/2017	3/31/2021	1.81	0.72
270	12/14/2018	3/31/2024	2.70	(2.28)
150	12/14/2018	3/31/2024	2.72	(2.09)
80	12/14/2018	3/31/2024	2.73	(0.79)

Total				$(0.07)

The interest rate swaps were entered into to effectively convert a portion of its variable rate debt to a fixed-rate basis, thus reducing the impact of interest rate changes on future interest expense and cash flow. These interest rate swap agreements call for Borrower to receive payments based upon a one-month LIBOR and to make payments based upon a stipulated fixed rate. GAAP requires all derivative instruments to be recognized on the balance sheet at fair value. Derivatives that are not designated as hedges for accounting purposes must be adjusted to fair value through net income. Borrower determined that these interest rate swaps did not meet the requirement to qualify for hedge accounting and therefore recorded losses of $3.3 million for the year ended December 31, 2018, for the change in fair value of these derivative instruments in the consolidated statement of operations. Borrower received and earned $1.1 million in interest related to these agreements for the year ended December 31, 2018. As of December 31, 2018, the fair value of these interest rate swap agreements totaled $0.1 million and is recorded as a long-term liability at December 31, 2018.

Deferred Financing Costs—Borrower incurred original issue discount costs and professional fees in connection with obtaining the Revolving Credit and Term Loan Agreement and the 2016 Revolving Credit and Term Loan Agreement. Deferred financing costs as of December 31, 2018 are as follows (in thousands):

2018
Total deferred financing costs	$12,005
Less accumulated amortization	(5,541)

Deferred financing costs—net	$6,464

Amortization expense amounted to $2.6 million for the year ended December 31, 2018. Such amortization expense is included in interest and financing costs in the accompanying consolidated statement of operations.

2019 Revolving Credit and Term Loan Agreement— On March 6, 2019, Borrower entered into a first lien Revolving Credit and Term Loan Agreement (2019 Revolving Credit and Term Loan Agreement) which consists of a term loan in the amount of $500.0 million and $150.0 million in revolving credit commitments (of which $100.0 million was drawn at closing) to refinance the 2016 Revolving Credit and Term Loan Agreement, make a distribution of $113.3 million to Holdings, and pay related financing costs. The 2019 Revolving Credit and Term Loan Agreement bears interest at LIBOR plus a variable applicable margin per annum, ranging from 2.00% to 3.00%, or the Alternate Base Rate plus a variable applicable margin per annum. The 2019 Revolving Credit and Term Loan Agreement is secured by substantially all of the assets of the Casino and Borrower is required to make quarterly payments on the term loan of $6.3 million from April 1, 2019 through March 31, 2022, $9.4 million from April 1, 2022 through December 31, 2023, and the remainder due upon maturity on March 6, 2024. Commencing with the fiscal year ending December 31, 2019 and continuing with respect to each fiscal year thereafter, the 2019 Revolving Credit and Term Loan Agreement requires Borrower to make a required prepayment percentage of excess cash subject to a certain leverage ratio test. Subject to certain provisions in the 2019 Revolving Credit and Term Loan Agreement, the required excess cash flow payment would be made no later than 95 days after the fiscal year end.

2019 Mezzanine Term Loan Agreement— On March 6, 2019, Holdings entered into a second lien Term Loan Agreement (2019 Mezzanine Term Loan Agreement) which consists of a term loan in the amount of $200 million; the proceeds of which, along with the certain proceeds from the 2019 Revolving Credit and Term Loan Agreement and available Company cash, were used to complete a redemption of certain ownership interests of High Plaines and Casino Investors. At Holdings’ option, it may pay interest on the 2019 Mezzanine Term Loan Agreement in cash at a rate of LIBOR plus 6.50%. To the extent interest is not paid in cash, interest will be added to the balance of the 2019 Mezzanine Term Loan Agreement at a rate of LIBOR plus a variable applicable margin per annum, ranging from 6.75% to 7.5%. Interest will accrue on that unpaid interest balance at the same rate applicable to the 2019 Mezzanine Term Loan Agreement. Holdings is required to pay amounts owed in full upon maturity on March 6, 2026.

Restrictive Covenants—Borrower’s 2019 Revolving Credit and Term Loan Agreement requires compliance on a quarterly basis with certain covenants including certain financial results (including a total leverage ratio and a fixed charge coverage ratio). In addition, the 2019 Revolving Credit and Term Loan Agreement and the Holdings 2019 Term Loan Agreement include negative covenants, subject to certain exceptions, restricting or limiting Borrower’s and/or Holdings’ ability to, among other things: (i) incur additional debt;

(ii) create liens on certain assets; (iii) acquire real property; (iv) create no further negative pledges; (v) make payments and distributions to owners and affiliates thereof; (vi) make subsidiary distributions; (vii) make certain investments; (viii) dispose of assets; (ix) dispose of subsidiary interest; (x) enter into sale and lease-back transactions; (xi) enter into certain transactions with its affiliates and shareholders; (xii) engage in any business other than the business activity; (xiii) make amendments or waivers of material contracts; (xiv) limit formation and acquisition of subsidiaries and purchase of capital stock; and (xv) enter into hedging agreements.

Maturities—As of December 31, 2018, scheduled repayments are as follows (in thousands):

Years Ending
December 31
2019	$39,873
2020	39,499
2021	413,702

Total	$493,074

6.	COMMITMENTS AND CONTINGENCIES

Charitable Contributions—In connection with the awarding of the gaming license by the IGB, the Company committed to charitable giving in the amount of 2% of net income per year (with a minimum of $1.0 million). For the year ended December 31, 2018, the Company incurred $1.6 million. As of December 31, 2018, the Company had $0.7 million payable which is included in accounts payable in the accompanying consolidated balance sheet.

Lease Commitments—The Company leases assets under various rental agreements. The following schedule summarizes the Company’s future annual minimum rental commitments on operating leases with a remaining term in excess of one year, as of December 31, 2018 (in thousands):

December 31
2019	$927
2020	960
2021	875
2022	567

Total minimum lease payments	$3,329

Total rent expense under the aforementioned rental agreements were $0.8 million in 2018.

Sponsorship Agreement—MG&E has entered into various sponsorship agreements with professional sporting organizations. Under these agreements, the Company paid $0.4 million in 2018. Future annual payments as of December 31, 2018 are $0.3 million in 2019 and $0.2 million in 2020.

City of Des Plaines Memorandum of Understanding – On August 7, 2017, MG&E entered into a Memorandum of Understanding (MOU) with the City of Des Plaines (the City) in which the City intends to purchase and renovate a theater located within Des Plaines. Subject to execution of a binding agreement, MG&E has committed to contribute to the City 50% of the purchase price, up to $1.0 million, and 50% of the renovation costs, up to $1.0 million, contingent on the City contributing funds in an amount equal to or greater than MG&E’s financial contribution. In exchange, the City has agreed to incorporate the Casino’s brand in interior signage and promotional materials. On June 28, 2018, the City purchased the theater for $1.3 million of which MG&E paid the City $0.7 million on September 28, 2018 and is included in operating expenses under the caption “general and administrative” in the accompanying consolidated statement of operations for the year ended December 31, 2018. As of December 31, 2018, the related renovation cost of the theater has not been determined and is not reflected in the Company’s consolidated financial statements.

Litigation—The Company is a party to legal proceedings and potential claims arising in the ordinary course of its business. Management does not believe that the ultimate resolution of these matters will materially affect the Company’s consolidated financial statements.

Letters of Credit—As of December 31, 2018, outstanding letters of credit totaled $1.1 million.

7.	RELATED PARTY TRANSACTIONS

Under the terms of the Holdings LLC Agreement, subject to certain restrictions in Borrower’s debt agreements, High Plaines and Clairvest are entitled to receive a sponsor fee from the Company equal to 2% of the Company’s gross revenues. This payment is being made quarterly, in arrears. Sponsor fees totaled $9.6 million for the year ended December 31, 2018. As of December 31, 2018, $2.4 million was payable and is included in due to related parties in the accompanying consolidated balance sheet. Subsequent to December 31, 2018, the Company paid the amounts due.

Under the terms of the Holdings LLC Agreement, subject to certain restrictions in Borrower’s applicable debt agreements, Holdings LLC is entitled to receive certain distributions from the Borrower and distribute such amounts to High Plaines, Clairvest and Casino Investors. For the year ended December 31, 2018, approximately $35.1 million was distributed. Subsequent to December 31, 2018, the Company made $303.1 million in distributions to High Plaines and Casino Investors concurrent with the redemption transaction consummated by Holdings in March 2019.

Under the terms of the Holdings LLC Agreement, the Company reimburses High Plaines and its affiliates for a portion of the salary, bonus, benefits and overhead cost for employees of those entities who provide services to the Company and the Casino. The portion is generally calculated on the basis of the time spent by such employees on the Company’s matters as compared to other unrelated matters. The reimbursement has been calculated on the basis of 150% of an employee’s salary and bonus and is subject to the reasonable oversight and consent of Clairvest. As of December 31, 2018, $0.1 million have been incurred. The amount payable as of December 31, 2018 was not material.

Rush Street Gaming LLC (Rush Street) is controlled by certain members of High Plaines. Pursuant to the terms of a shared services agreement, by and between the Company and Rush Street, dated as of March 31, 2010 (Shared Services Agreement), Rush Street

provides operational support, including operations oversight, marketing services, employee management and customer service support to the Company. Under the terms of the Shared Services Agreement and Holdings’ LLC Agreement, the Company reimburses Rush Street and its affiliates for out of pocket expenses incurred as well as a portion of the salary, bonus, benefits and overhead cost for employees, of those entities who provide services to the Company and the Casino. The portion is generally calculated on the basis of the percentage of time spent by Rush Street employees on the Company’s matters as compared to other unrelated matters. The reimbursement is calculated on the basis of 150% of an employee’s salary and bonus and is subject both to certain annual caps and maximum annual increases and the reasonable oversight and consent of Clairvest. As of December 31, 2018, $2.0 million has been incurred, with $0.9 million payable as of December 31, 2018. Of the $0.9 million recorded as of December 31, 2018, $0.0 million is recorded as a long term liability.

Under the terms of Holdings LLC Agreement, the Company reimburses Clairvest and its affiliates for out of pocket expenses incurred. For year ended December 31, 2018, amounts incurred by the Company were not material.

Included in operating expenses under the caption “related party” for the year ended December 31, 2018, are $11.7 million, of costs and expenses related to the aforementioned related party transactions.

In addition, the Company utilized JMB Insurance Agency Inc. (JMB Insurance) as the Company’s insurance broker and arranges for all of the Company’s insurance coverage. JMB Insurance is partially-owned by certain members of High Plaines Gaming, LLC. The Company separately pays the cost of coverage and the brokerage commission to JMB Insurance. The Company incurred premiums of $1.1 million ($0.2 million of which was commission to JMB Insurance) as of December 31, 2018. The amount payable as of December 31, 2018 was not material.

JMB Financial Advisors, LLC (JMB Financial) assisted with the structuring and negotiation of various documents relating to the Casino’s financing in 2012 and 2016. Certain members of High Plaines have ownership interests in JMB Financial. JMB Financial receives reimbursements for time billed and out-of-pocket expenses incurred. For the year ended December 31, 2018, amounts incurred by the Company were not material.

Direct expenses related to JMB Insurance and JMB Financial total $1.1 million for the year ended December 31, 2018, and are allocated to casino, food and beverage, marketing, general and administrative, and facilities operating expenses.

Rivers IP Holdings, LLC (Rivers IP) is owned by certain members of High Plaines. Rivers IP owns the rights to the name “Rivers Casino” and certain other related intellectual property. The Company and Rivers IP entered into a license agreement in November 2012 that was effective as of July 2011 and pursuant to which, the Company paid a nominal fee and received a full paid-up license for the use of such property in perpetuity unless revoked under terms of this agreement.

Rush Street Interactive LLC (RSI) is controlled by certain members of High Plaines. RSI provides a hosted application, client software, maintenance services and professional services to the Company relating to the online website and mobile application. Under the terms of the agreement, RSI makes royalty payments to the Company, which is calculated from 50% of net revenue after fees. For the year ending December 31, 2018, the amounts received by the Company were not material.

8.	RETIREMENT AND DEFERRED COMPENSATION PLANS

Defined Contribution Plan—The Company has a 401(k) plan covering substantially all of its employees. The Company’s contribution expense related to this plan for the year ended December 31, 2018 was $2.1 million. The Company’s contribution is based on a percentage of employee contributions up to a maximum of 4%.

Deferred Compensation Plan—Effective as of May 1, 2016, MG&E established a Phantom Unit Rights Plan (the Phantom Plan) for selected management and highly compensated employees of the Company (the Plan Participant) (see Note 7) to provide incentive to them to enhance the Company’s business practices, to recognize their future role in increasing value, and to compensate them for agreeing to certain restricted covenants. The Phantom Plan provides for the granting of contractual rights (Rights) to the payment of certain compensation in the future (based on a specified predetermined formula for calculating the value of the Company) but not actual capital stock of, or ownership equity in, the Company or its assets.

As of the effective date of this Phantom Plan, the maximum number of Rights available for grant collectively under the Phantom Plan is 100,000 Rights. The Rights granted shall vest according to the following schedule, where each year below is the anniversary of the applicable measurement date for the Participant:

Year 1	10%
Year 2	15
Year 3	20
Year 4	25
Year 5	30

Total	100%

As of December 31, 2016, all Plan Participants in the Phantom Plan were fully vested.

For the year ended December 31, 2018, the Company did not incur or pay compensation expense related to the Phantom Plan. The remaining 50% for the second installment of $0.2 million is recorded on the consolidated balance sheet as of December 31, 2018 as accrued payroll and related and other long term liability. The second installment was paid off subsequent to year-end and the Phantom Plan was terminated.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for potential recognition and/or disclosures through April 30, 2019, the date the consolidated financial statements were available to be issued.

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